Exhibit 3.8

BYLAWS

OF

MULTIBAND EWM, INC.

(A TEXAS CORPORATION)

BYLAWS

OF

MULTIBAND EWM, INC.

Table of Contents

ARTICLE I Offices and Agent		1
1.1	Registered Office and Agent	1
1.2	Other Offices	1
ARTICLE II Purpose		1
2.1	Purpose	1
ARTICLE III Meetings of Shareholders		1
3.1	Annual Meetings	1
3.2	Call for Special Meetings	1
3.3	Notice	1
3.4	Quorum; Majority Vote	2
3.5	Voting List	2
3.6	Voting	2
ARTICLE IV Directors		2
4.1	Powers	2
4.2	Number and Election	2
4.3	Removal	3
4.4	First Meeting of New Board	3
4.5	Meetings	3
4.6	Quorum; Majority Vote	3
4.7	Compensation as Directors	3
4.8	Committees	3
ARTICLE V Notices		4
5.1	Formalities of Notices	4
5.2	Waiver of Notices	4
ARTICLE VI Officers		4
6.1	Offices	4
6.2	Election of Officers; Term; Removal; Salary	4
6.3	Chairman of the Board	4
6.4	The Chief Executive Officer	4
6.5	The President	4
6.6	The Vice Presidents	5
6.7	The Chief Financial Officer	5
6.8	The Secretary and Assistant Secretaries	5
6.9	The Treasurer and Assistant Treasurers	5
ARTICLE VII Certificates Representing Shares		5
7.1	Delivery, Form and Content	5
7.2	Lost Certificates	6
7.3	Transfer	6
7.4	Registered Holder	6
ARTICLE VIII Dividends		6
8.1	Dividends	6
ARTICLE IX Action by Unanimous Consent Or By Conference Telephone		6
9.1	Action by Unanimous Consent	6
9.2	Action by Consent of Shareholders in Lieu of Meeting	6
9.3	Actions by Conference Telephone	7

ARTICLE X Indemnification		7
10.1	Indemnification	7
ARTICLE XI General Provisions		7
11.1	Official Records	7
11.2	Invalid Provisions	7
11.3	Headings	7
ARTICLE XII Amendments		7
12.1	Alteration, Amendment or Repeal	7

BYLAWS

OF

MULTIBAND EWM, INC.

(the “Corporation”)

ARTICLE I

Offices and Agent

1.1 Registered Office and Agent. The registered office and agent of the Corporation required by the Texas Business Organizations Code to be maintained in the State of Texas shall be as indicated by the Certificate of Formation of the Corporation (the “Certificate of Formation”). The registered office or the registered agent may be changed by notifying the Secretary of State of the State of Texas.

1.2 Other Offices. The Corporation may also have offices at such other places within and without the State of Texas as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Purpose

2.1 Purpose. The purpose for which the Corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

ARTICLE III

Meetings of Shareholders

3.1 Annual Meetings. An annual meeting of the shareholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting.

3.2 Call for Special Meetings. Special meetings of the shareholders, for any purpose or purposes may be held at such time and place, within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice. Unless otherwise prescribed by statute or by the Certificate of Formation, or by these bylaws, special meetings of the shareholders may be called by the Chief Executive Officer, the President, the board of directors, or by one or more shareholders, the aggregate of whose shares comprise not less than one-tenth of all shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the subjects stated in the notice of the meeting, unless such notice shall have been waived.

3.3 Notice. Unless notice is waived, written or printed notice stating the place, date, and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

3.4 Quorum; Majority Vote. The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, the Certificate of Formation, or these bylaws. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question before such meeting, unless the question is one upon which, by express provision of law, the Certificate of Formation, or these bylaws, a different vote is required, in which case such express provision shall govern. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

3.5 Voting List. The officer or agent who has charge of the stock transfer books for shares shall make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares held by each shareholder. Such list shall be kept on file at the registered office or the principal place of business of the Corporation and shall be subject to the inspection of any shareholder during usual business hours, for a period of at least ten (10) days prior to the meeting. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders.

3.6 Voting. Unless otherwise provided in the Certificate of Formation, at every election of directors, each shareholder shall have the right to vote the number of voting shares that such shareholder owns for as many persons as there are directors to be elected. Unless otherwise provided in the Certificate of Formation, no shareholder shall be entitled to cumulate such shareholder’s votes, and cumulative voting is prohibited.

ARTICLE IV

Directors

4.1 Powers. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its board of directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Formation, or these bylaws directed or required to be exercised or done by the shareholders.

4.2 Number and Election. The first board of directors shall consist of the number of directors named in the Certificate of Formation. Thereafter, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than one. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. No director need be a shareholder, a resident of the State of Texas, or a citizen of the United States. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, notwithstanding that the remaining directors constitute less than a quorum of the board of directors, or by the holders of a majority of the shares then entitled to vote in election of directors; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or a special meeting of the shareholders called for that purpose, or may be filled by the board of directors for a term of office continuing only until the next election of one or more of the directors by the shareholders.

4.3 Removal. Any director may be removed, with or without cause, at any duly constituted meeting of shareholders called expressly for that purpose, by the affirmative vote of the holders of a majority of the shares then entitled to vote in elections of directors.

4.4 First Meeting of New Board. The first meeting of each newly elected board of directors shall be held without further notice immediately following the annual meeting of the shareholders.

4.5 Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall be determined by the board of directors. Special meetings of the board of directors may be called by the Chief Executive Officer or President on 48 hours’ notice to each director, either personally or by electronic mail. The purpose or purposes of such meeting need not be stated in the notice thereof.

4.6 Quorum; Majority Vote. At all meetings of the board of directors, the presence of a majority of the number of directors fixed in the manner provided in these bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law, the Certificate of Formation, or these bylaws. If a quorum shall not be present at any meeting, the directors present at the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

4.7 Compensation as Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors; provided that nothing contained in these bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such service.

4.8 Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members and, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors, except that no such committee shall have the authority of the board of directors in reference to amending the Certificate of Formation; proposing a reduction of the stated capital of the Corporation in the manner permitted by Section 21.253 of the Texas Business Organizations Code; approving a plan of merger, share exchange or conversion of the Corporation under Chapter 10 of the Texas Business Organizations Code; recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof; amending, altering or repealing the bylaws of the Corporation or adopting new bylaws for the Corporation; altering or repealing any resolution of the board of directors that by its terms provide that it shall not be so amendable or repealable; and, unless the resolution expressly so provides, no committee shall have the power or authority to declare a dividend, or to authorize the issuance of shares of the Corporation, or to adopt a merger pursuant to Chapter 10 of the Texas Business Organizations Code. The designation of such committee and the delegation of authority to such committee shall not operate to relieve the board of directors, or any member of the board of directors, of any responsibility imposed by law.

ARTICLE V

Notices

5.1 Formalities of Notices. Whenever, under the provisions of law, the Certificate of Formation, or these bylaws, notice is required to be given to any director or shareholder and no provision is made as to how such notice shall be given, personal notice shall not be required, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when such notice shall have been deposited in the United States mails as aforesaid.

5.2 Waiver of Notices. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of law, the Certificate of Formation, or these bylaws, a waiver of such notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to giving such notice.

ARTICLE VI

Officers

6.1 Offices. The officers of the Corporation shall be elected by the directors and may include a chairman of the board of directors, a chief executive officer, a president, one or more vice presidents, a chief financial officer, a secretary, a treasurer and any other officers of agents the board of directors deems necessary. The board of directors may also elect or appoint one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

6.2 Election of Officers; Term; Removal; Salary. The board of directors at its first meeting after each annual meeting of shareholders shall elect the officers, none of whom need be members of the board. Each officer of the Corporation shall hold office until such officer’s successor is chosen and qualified or until such officer’s death, resignation, or removal from office. Any officer or agent elected or appointed by the board of directors may be removed at any time by the board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

6.3 Chairman of the Board. The Chairman of the Board, if any, shall preside over all meetings of the board of directors. If no Chairman of the Board is present, the Chief Executive Officer shall exercise this power.

6.4 The Chief Executive Officer. The Chief Executive Officer, if any, shall be the chief executive officer of the Corporation. The Chief Executive Officer shall preside at all meetings of the shareholders, shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the board of directors are carried into effect, and shall perform such other duties as the board of directors shall prescribe.

6.5 The President. The President shall have such power and perform such duties as the board of directors may from time to time prescribe. In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation.

6.6 The Vice Presidents. If the Corporation elects or appoints one or more Vice Presidents, then each Vice President shall have such power and perform such duties as the board of directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

6.7 The Chief Financial Officer. The Chief Financial Officer shall have general financial supervision, management, direction and control of the business and affairs of the Corporation and shall see that all financial orders and resolutions of the board of directors are carried into effect. The Chief Financial Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. The Chief Financial Officer shall have the general financial powers and duties of management usually vested in the office of chief financial officer of a corporation and shall perform such other duties and possess such other authority and powers as the board of directors, Chief Executive Officer or Chairman of the Board may from time to time prescribe.

6.8 The Secretary and Assistant Secretaries. The Secretary shall attend all sessions of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the executive committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or Chief Executive Officer, under whose supervision the Secretary shall be. If the Corporation does not elect or appoint a person to the office of Treasurer or Assistant Treasurer, then the Secretary shall assume all duties of the Treasurer, as described in paragraph 6.9. Each Assistant Secretary shall have such powers and perform such duties as the board of directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

6.9 The Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as the board of directors may designate. The Treasurer shall disburse the funds of the Corporation as the board of directors may order, taking proper vouchers for such disbursements, shall render to the Chief Executive Officer and directors, at the regular meetings of the board of directors or whenever the board of directors may require it, an account of all the Treasurer’s transactions and of the financial condition of the Corporation, and shall perform such other duties as the board of directors may prescribe. If the board of directors requires, then the Treasurer shall give the Corporation a bond in such form, in such sum; and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation. If no person is elected or appointed to fill the office of Treasurer, then the duties described in this paragraph shall be assumed by the Secretary.

ARTICLE VII

Certificates Representing Shares

7.1 Delivery, Form and Content. The board of directors shall cause to be delivered to the shareholders certificates in such form as the board of directors may determine representing all shares to which such shareholders are entitled. Certificates shall be consecutively numbered by classes and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the Chief Executive Officer or President and the Secretary or an Assistant Secretary.

7.2 Lost Certificates. The board of directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon receiving an affidavit of that fact from the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance of a new certificate, may require the owner of such lost or destroyed certificate, or such person’s legal representative, to advertise the same in such manner as the board of directors shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as the board of directors may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed and/or agree to indemnify the Corporation against any such claim.

7.3 Transfer. Shares of stock shall be transferable only on the books of the Corporation by the holder in person or by such person’s duly authorized attorney. Upon surrender to the Corporation of the certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation shall be obligated to issue a new certificate to the person entitled to the new certificate, cancel the old certificate, and record the transaction upon its books.

7.4 Registered Holder. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact of such stock and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, or any limitation upon the ownership, power, or authority of such holder, whether or not the Corporation shall have express or other notice, except as otherwise provided by law.

ARTICLE VIII

Dividends

8.1 Dividends. Dividends on the outstanding shares of the Corporation, subject to the provisions of the Certificate of Formation, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of law and the Certificate of Formation. The board of directors may fix in advance a record date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than thirty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring such dividend shall be the record date.

ARTICLE IX

Action by Unanimous Consent

Or By Conference Telephone

9.1 Action by Unanimous Consent. Any action required by the Certificate of Formation, these bylaws, or Texas law to be taken at a meeting of the board of directors of the Corporation, or any action that may be taken at any such meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter of the action, and such consent is filed in the minute book of the Corporation.

9.2 Action by Consent of Shareholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Formation any action required to be taken at any annual or special meeting of the shareholders of the Corporation, or any action which may be taken at any annual meeting or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. Prompt notice that corporate action was taken without a meeting by less than unanimous written consent shall be given to the shareholders who have not consented in writing.

If any action by shareholders is taken by written consent, any article or documents filed with the Secretary of State of Texas as a result of the taking of the action shall state, in lieu of any statement required by the Texas Business Organizations Code concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Section 6.202 of the Texas Business Organizations Code and that any written notice required by the Texas Business Organizations Code has been given.

9.3 Actions by Conference Telephone. Subject to any notice of meeting requirements in these bylaws or under Texas law, the board of directors, or members of any committee designated by such board of directors, may participate in and hold a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Minutes of any such meeting shall be promptly prepared by the Secretary, circulated to all directors entitled to vote at the meeting (whether they participated or not), placed in the regular corporate records containing similar meeting minutes, and called to the attention of such board of directors or committee at its next regular meeting.

ARTICLE X

Indemnification

10.1 Indemnification. The Corporation shall indemnify any officer or director to the fullest extent permitted by law.

ARTICLE XI

General Provisions

11.1 Official Records. The stock certificate book, the minute book, and the Corporation’s financial records shall be of the type that the board of directors determines and establishes and may be changed from time to time in the discretion of the board of directors.

11.2 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative, for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

11.3 Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

ARTICLE XII

Amendments

12.1 Alteration, Amendment or Repeal. The power to alter, amend, or repeal these bylaws or adopt new bylaws, subject to repeal or change by action of the shareholders, shall be vested in the board of directors. The board of directors may make such alteration, amendment, or repeal at any meeting at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment or repeal contained in the notice of such meeting (or such notice shall have been waived).

[Remainder of Page Intentionally Left Blank; Certification to Follow.]

SECRETARY’S CERTIFICATE

The undersigned Secretary of the Corporation hereby certifies that the foregoing bylaws were adopted by the board of directors of the Corporation on the date set forth below such Secretary’s signature affixed hereto.

/s/ Steven M. Bell
Steven M. Bell Secretary Bylaws Adopted: September 20, 2013